LETTER OF INTENT



Real Solutions will provide two individuals for the project

management, analytical business development and supervisory

support to eConnect.  The following initial budget estimate sets forth hours with summary tasks as provided below:



Name            Position          Task
Hours Est.



Bill Uminowicz  Project Manager   Design Summary Plan
8

                                  Review Hardware Presentation
6



Discussions/

Meetings                          GBM, eConnect, Real, eFunds
27

                                  Design business plan
40

                                  For template and models
25

                                  Set up test model outline
28

Total hours for initial

project work
134



Cost charge for Bill Uminowicz:

$325 /hour





Mike Payne      Senior Business/Systems Consultant



                                 Analyze hardware solution

                                 Matrix
75

                                 Report preparation ROI
38

                                 Discussion and review

                                 local work
45

Total hours for initial

project work
158



Cost charges for Mike Payne:  $275/hour



Jim Cudworth    Systems Manager  Review hardware/software

                                 presentation costs
60



Cost charges for Jim Cudworth:  $150/hour



Rob Morrison    Systems Analyst  Test hardware software

                                 Plan
80



Cost charges Rob Morrison $150/hour



Total estimated hours and the initial estimated cost:
$108,000



DELIVERABLES





Hardware/Software Vendor Identification:  Two individuals from

Real Solutions will assist eConnect with the identification and selection of appropriate vendors that will provide the local hardware purchase and installation.  Real Solutions/eConnect will determine the selection criteria.  Real Solutions will interview prospective vendors and review results with eConnect.  Real

Solutions/eConnect will contractually agree upon chosen vendors.



Configuration Analysis/Determination:  Real Solutions will

conduct an equipment analysis as it pertains to the appropriate hardware and operating system for this project.  Once completed,

Real Solutions/eConnect will review and contractually agree to suggested configurations.  Once agreed, the project manager will determine implementation schedule and define project tasks within phases, containing milestones and completion dates.



Test Setup of agreed to Configuration of this project is based on the completion of the previous deliverables.  This will encompass the installation of agreed upon hardware and operating system,

testing of this system, knowledge transfer of basic operation of this system, and an analysis of having this test module used as the template for the installation deployment.



PLEASE NOTE:  Due to the timing of the situation, Real Solutions requires that eConnect place 75% of all estimated costs for the above project into an escrow account immediately.  Upon signing of this letter of intent, the party's will in good faith, prepare a Statement of Work, which encompasses the complete project

within ten days.  The escrow account will be replenished on a monthly basis.  Real Solutions will provide monthly invoices and the payment terms shall be net 15.  Expenses will also include all reasonable travel and expense costs.  Initial estimate of travel requirements is $8,250.



A completed formal Statement of Work and summarized project work plan will be executed within ten days of the signing of this

Letter of Intent.  For contractually purposes all the terms and conditions of the Master Services Agreement shall be incorporated herein by referenced.



COMPLETION CRITERIA



Real Solutions will have fulfilled its obligations under this proposal and statement of work when the following occurs:



Real Solutions accomplishes the tasks, described as Real

Solutions responsibilities in the statement of work, including the materials referenced as deliverables.



LETTER OF INTENT



                            Letter of Intent



The undersigned agrees to initiate this proposal for work and fees outlined in performance of the project operation with the

eConnect and Real Solutions.



Dated: March 9, 2000



EConnect                                Real Solutions, Ltd.





By: /s/  Thomas S. Hughes               By: /s/  Michael Payne

Thomas S. Hughes                        Michael Payne